UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 29, 2010
Keithley Instruments, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28775 Aurora Road, Solon, Ohio	44139

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 248-0400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On September 29, 2010, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Keithley Instruments, Inc. (the “Company”) adopted the Keithley Instruments, Inc. 2011 Annual Incentive Compensation Plan (the “Plan”). Similar to the annual incentive plans approved by the Committee in prior years, the Plan objective is to provide an opportunity to those employees whose performance has a significant impact on the Company’s short-term and long-term profitability to earn annual incentive compensation based on such profitability. The Plan will be administered by the Committee. The Committee designates participants in the Plan who are officers of the Company and reviews and approves the annual performance criteria. The Committee has the authority to amend, modify, or discontinue the Plan.
     A target incentive percentage for each participant is established at the beginning of each award term, which coincides with the Company’s fiscal year of October 1 through September 30. Individual target incentive compensation will be calculated at the end of each quarter in the award term based on performance as compared to the pre-established criteria. Individual incentive compensation may then be further modified based on a participant’s individual performance and contributions for the quarter or the award term by up to 25% either plus or minus of target payout. If a participant’s performance during the quarter or the award term is determined to be unsatisfactory, the Committee reserves the right to reduce the participant’s award for the quarter or the award term to zero. Individual incentive compensation awards may not exceed two times the target incentive award.
     Payments of award amounts determined each quarter will be made following the end of the award term, except that pro rata award payments may be made if during the award term the plan is modified or terminated or a participant’s employment is terminated without cause.
     The performance criteria for the award term beginning October 1, 2010 and ending September 30, 2011 is the Company’s Return on Sales (ROS), which is defined as follows:
     Pre-tax Earnings* / Net Sales

*	Excluding Bonus Expense and Special or Extraordinary Items that are not within the ordinary course of business
     The amounts payable under an award will be earned and calculated based on ROS for each of the Company’s fiscal quarters during the award term as set forth in the table below. If the Company achieves the ROS criteria for 100% payout during the quarter, then the quarterly target award payout is achieved. If ROS is below or above the 100% payout ROS criteria, the quarterly payout amount decreases or increases based on a linear slope, subject to minimum and maximum ROS percentages.

Payout
Percentage
of Quarterly
Target
Award	Q1 ROS Criteria		Q2 ROS Criteria		Q3 ROS Criteria		Q4 ROS Criteria
0%	<6.1	% (minimum)	<6.1	% (minimum)	<6.2	% (minimum)	<6.3	% (minimum)
11.5%	6.1%		6.1%		6.2%		6.3%
23%	7.2%		7.3%		7.4%		7.7%
46%	9.4%		9.6%		9.9%		10.4%
68.9%	11.7%		11.9%		12.3%		13.0%
100%	14.7%		15.0%		15.7%		16.7%
114.9%	16.1%		16.5%		17.2%		18.4%
137.9%	18.3%		18.8%		19.7%		21.1%
160.8%	20.5%		21.1%		22.1%		23.7%
200%	≥24.3	% (maximum)	≥25.0	% (maximum)	≥26.3	% (maximum)	≥28.3	% (maximum)
     The foregoing summary of the terms of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

10.01	Keithley Instruments, Inc. 2011 Annual Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.
October 15, 2010	By:	/s/ Mark J. Plush
		Name:	Mark J. Plush
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Keithley Instruments, Inc. 2011 Annual Incentive Compensation Plan

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